                                                                    EXHIBIT 4.28

                            JOINT DEBTOR AGREEMENT

   This JOINT DEBTOR AGREEMENT is made and effective as of June 28, 2000, at Atlanta, Georgia by and among Color Image, Inc., a Georgia Corporation ("Color"), Kings Brothers, LLC, a Georgia limited liability company ("Kings"), and Dr. Sue-Ling Wang, Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang, and Jui-Hung
(Jack) Wang (collectively, jointly and severally, "Wangs").

                                   RECITALS

   A. WHEREAS, Color guaranteed that certain loan to Kings (the "Kings Loan") in the original principal amount of Four Million Seven Hundred Twenty Thousand Dollars ($4,720,000) evidenced by (i) a Term Loan Agreement dated as of March 31, 1999, between Kings and SouthTrustBank, N.A. ("Bank"), as amended by that First Amendment thereto dated as of June 24, 1999, and (ii) that Term Note dated March 31, 1999, between Kings and Bank in the original principal amount of Four Million Seven Hundred Twenty Thousand Dollars ($4,720,000), as amended and restated by that Amended and Restated Term Note between Kings and Bank dated as of June 24, 1999, in the original principal amount of Three Million Seven Hundred Forty-five Thousand Eight Hundred Seventy-two Dollars ($3,745,872) (together with all other instruments, agreements and documents evidencing, securing or otherwise relating to the Kings Loan, and all amendments, increases, additions, replacements and modifications thereof and thereto, collectively referred to herein as the "Kings Loan Documents");

   B. WHEREAS, Color and Kings are joint debtors with respect to that certain bond loan to Color and Kings (the "Bond Loan") in the original principal amount of Four Million One Hundred Thousand Dollars ($4,100,000) made by the Development Authority of Gwinnett County, Georgia (all instruments, agreements and documents evidencing, securing or otherwise relating to the Bond Loan, and all amendments, increases, additions, replacements and modifications thereof and thereto, are collectively referred to herein as the "Bond Loan Documents");

   C.  WHEREAS, Wangs are all of the members of Kings; and,

   D. WHEREAS, Color, Kings and Wangs wish to memorialize their agreement concerning their respective rights, duties and obligations to one another with respect to the Kings Loan and the Bond Loan (collectively the "Loans"),

   NOW, THEREFORE, in consideration of the mutual covenants herein, their respective performances and benefits pertaining to the Loans, and other good and valuable consideration, the parties agree as follows:

                                   AGREEMENT

1. Responsibility for Kings Loan. The parties agree that Kings shall be responsible for 100% of the debts, liabilities, obligations and expenses under the Kings Loan Documents, and that Color has executed a guarantee in connection with such documents solely as an accommodation party for the benefit of Kings.

2. Responsibility for Bond Loan. The parties agree that Color shall be responsible for 75.24% and Kings and the Wangs, jointly and severally shall be responsible for 24.76% of the debts, liabilities, obligations and expenses of Color and Kings under the Bond Loan Documents, such proportions being the proportions in which the proceeds of the Bond Loan were received by Color and Kings. However, the parties agree that each shall be responsible for 100% of the debts, liabilities, obligations and expenses of Color and Kings under the Bond Loan Documents, to the extent any problem, expense or default thereunder is caused solely by an act, omission or conduct of such party.

3. Payment of Loan Obligations and Expenses. The parties agree that the payment of all amounts due under the Loans and all expenses related to such Loans shall be shared and paid by Color and Kings in the proportions specified in sections 1 and 2, above. To the extent that either party shall make payments in excess of its prorated share of such amounts, the other party shall immediately reimburse such party of such amounts. Color shall have the right, at any time, to perform any and all obligations of Kings pursuant to the Loans which were not performed by Kings or which Color reasonably believes will not be performed by Kings, upon which Kings and the Wangs each shall be obligated to reimburse Color in full for any such performance, including any reasonable expenses incurred in connection therewith.

4. Security for Performance. Kings hereby agrees to secure its performance under this Agreement in favor of Color by executing and delivering to Color a Deed to Secure Debt and Security Agreement in standard form pursuant to which Kings shall create a lien upon that certain real property which is located at 4830 Peachtree Industrial Blvd., Norcross, Georgia 30071 (the "Property"); provided, however, that it is understood that there are liens presently existing on such real property and the consent of the holders of such liens is required by the instruments creating such liens and the consent of all such lienholders shall be a condition precedent to Kings' obligation to execute and deliver such Deed to Secure Debt and Security Agreement to Color. Kings and Wangs, and each of them jointly and severally, hereby agree to use their best efforts to obtain the consents of such lienholders to the execution and delivery of such Deed to Secure Debt and Security Agreement, and to promptly prepare, execute and deliver such Deed to Secure Debt and Security Agreement to Color within thirty (30) days after the date hereof. Kings agrees that, in the event of its default under the Kings Loan Documents or Bond Loan Documents, it will use its best efforts to seek immediately to sell the Property, or refinance or restructure the Loans, as necessary to ensure that such default will not, to the extent reasonably practiceable, result in foreclosure by the Bank.

5. Personal Guarantees by Wangs. Wangs, and each of them jointly and severally, hereby agree to personally, fully and unconditionally guarantee all of the obligations of Kings to Color pursuant to this Agreement; provided, however, that if any or all Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang, and/or Jui-Hong (Jack) Wang should fail to execute, or delay in executing, this Agreement, this Agreement shall nonetheless be valid and binding upon the other parties hereto upon execution and delivery thereof by such other parties. Dr. Sue-Ling Wang agrees to use his best efforts to obtain the execution and delivery of this Agreement within thirty (30) days after the date hereof by Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang, and Jui-Hong (Jack) Wang.

6. Indemnification by Color. Color shall indemnify, defend, and hold harmless Kings against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney's fees, including those arising from settlement negotiations, that Kings shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Color to perform, any of Color's representations, warranties, covenants, or agreements in this Agreement or in connection with the Loans or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Color under this Agreement or in connection with the Loans.

7. Indemnification by Kings. Kings shall indemnify, defend, and hold harmless Color against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney's fees, including those arising from settlement negotiations, that Color shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Kings to perform, any of Kings' representations, warranties, covenants, or agreements in this Agreement or in connection with the Loans or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Kings under this Agreement or in connection with the Loans.

8.    Miscellaneous.

   8.1. Assignment. The rights and obligations of the parties under this Agreement may not be assigned or assumed without the written consent of all parties. Any attempt to so transfer same shall be void ab initio.
                                                          ---------

   8.2. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

   8.3. Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action over against any party to this Agreement.

   8.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

   8.5. Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.

   8.6. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

   8.7. Timeliness. Time is of the essence of this Agreement and each and all of its provisions.

   8.8. Notices. Notices given under this Agreement shall be in writing and shall either be served personally or delivered by first class U.S. Mail, postage prepaid. Notices may also effectively be given by transmittal over electronic transmitting means such as facsimile or Internet e-mail if the party to whom the notice is being sent is equipped to receive such communications, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three days following deposit in U.S. Mail, postage prepaid. Notices shall be directed to the parties at their respective addresses shown below. A party may change its address for notice by giving written notice to all other parties in accordance with this Section.

To Color:                                     To Kings:

Dr. Sue-Ling Wang, President                  Dr. Sue-Ling Wang, Managing Member
Color Image, Inc.                             Kings Brothers, LLC
4830 Peachtree Industrial Blvd., Suite 100    4830 Peachtree Industrial Blvd.
Norcross, Georgia 30071                       Norcross, Georgia 30071


To Wangs:

Dr. Sue-Ling Wang, Jui-Chi (Jerry) Wang,
Jui-Kung (Elmer) Wang, & Jui-Hong (Jack)
Wang
c/o Dr. Sue-Ling Wang, Managing Member
Kings Brothers, LLC
4830 Peachtree Industrial Blvd.
Norcross, Georgia 30071

   8.9 Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the Sate of Georgia, and any action or proceeding, including arbitration, brought by any party in which this Agreement is a subject, shall be brought in Gwinnett County, Georgia.

   8.10 Effect of Headings. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

   8.11 Invalidity. Any provision of this Agreement which is invalid, void, or illegal shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

   8.12 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   8.13 Number and Gender. When required by the context of this Agreement, each number

   (singular and plural) shall include all numbers, and each gender shall include all genders.

   8.14. Joint and Several Liability. In the event either party now or hereafter shall consist of more than one person, firm, or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as parties under this Agreement.

   8.15. Further Assurances. Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the party requesting such further action shall bear all related costs and expenses.

   8.16. Professional Fees and Costs. If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing party or parties in such undertaking (or the party that would prevail if an action were brought) shall be entitled to recover reasonable attorney's fees and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such party may be entitled. The parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such party reasonably incurs expenses.

   8.17. Effectiveness. Except as set forth in Section 5, this Agreement shall be dated and effective upon execution of this Agreement (or one or more of its counterparts) by all of the parties.

   8.18. Third-Party Beneficiary. The parties acknowledge and agree that, following the consummation of the merger between Color and Color Acquisition Corp., a Delaware Corporation, Advatex Associates, Inc., a Delaware corporation, will be and become a third-party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof as if it were a party.

   IN WITNESS WHEREOF, this Agreement has been duly executed under seal by Color, Kings and Wangs as of the day and year first written above.

Color Image, Inc.,                        Kings Brothers, LLC,
a Georgia corporation                     a Georgia limited liability company


By: /s/ Sue-Ling Wang                     By: /s/ Sue-Ling Wang
    --------------------------------          ----------------------------------
    Dr. Sue-Ling Wang, President              Dr. Sue-Ling Wang, Managing Member


By: /s/ Anne Sheih                        By: /s/ Anne Sheih
    --------------------------------          ----------------------------------
    Anne Sheih, Secretary                     Anne Sheih, Secretary


By: /s/ Sue-Ling Wang                     By: /s/ Jerry Wang
    --------------------------------          ----------------------------------
    Dr. Sue-Ling Wang                         Jui-Chi (Jerry) Wang


By: /s/ Jui-Hung Wang                     By: /s/ Elmer Wang
    --------------------------------          ----------------------------------
    Jui-Hung (Jack) Wang                      Jui-Kung (Elmer) Wang

                       Color Image / Kings Brothers LLC
                     Amortization Schedule for Bond Issue

                                                               Letter of        Remarketing &         Total
   Date           Principal                 Interest           Credit Fee       Trustee Fee        Debt Service
   ----           ---------                 --------           ----------       -----------        ------------
08/01/1999               0.00      3.50%       14,748.61                                             14,748.61
09/01/1999               0.00      3.50%       11,958.33                                             11,958.33
10/01/1999               0.00      3.50%       11,958.33          14,154.20          883.78          26,996.31
11/01/1999               0.00      3.50%       11,958.33                                             11,958.33
12/01/1999               0.00      3.50%       11,958.33                                             11,958.33
01/01/2000               0.00      3.50%       11,958.33          10,557.35          820.00          23,335.68
02/01/2000               0.00      3.50%       11,958.33                                             11,958.33
03/01/2000               0.00      3.50%       11,958.33                                             11,958.33
04/01/2000               0.00      3.50%       11,958.33          10,557.35          820.00          23,335.68
05/01/2000               0.00      3.50%       11,958.33                                             11,958.33
06/01/2000               0.00      3.50%       11,958.33                           3,200.00          15,158.33
07/01/2000          90,000.00      3.50%       11,958.33          10,439.07          820.00         113,217.40
08/01/2000               0.00      3.50%       11,695.83                                             11,695.83
09/01/2000               0.00      3.50%       11,695.83                                             11,695.93
10/01/2000               0.00      3.50%       11,695.83          10,439.07          802.00          22,936.90
11/01/2000               0.00      3.50%       11,695.83                                             11,695.83
12/01/2000               0.00      3.50%       11,695.83                                             11,695.83
01/01/2001               0.00      3.50%       11,695.83          10,212.14          802.00          22,709.97
02/01/2001               0.00      3.50%       11,695.83                                             11,695.83
03/01/2001               0.00      3.50%       11,695.83                                             11,695.83
04/01/2001               0.00      3.50%       11,695.83          10,325.61          802.00          22,823.44
05/01/2001               0.00      3.50%       11,695.83                                             11,695.83
06/01/2001               0.00      3.50%       11,695.83                           3,200.00          14,895.83
07/01/2001         320,000.00      3.50%       11,695.83           9,606.03          802.00         342,103.86
08/01/2001               0.00      3.50%       10,762.50                                             10,762.50
09/01/2001               0.00      3.50%       10,762.50                                             10,762.50
10/01/2001               0.00      3.50%       10,762.50           9,606.03          738.00          21,106.53
11/01/2001               0.00      3.50%       10,762.50                                             10,762.50
12/01/2001               0.00      3.50%       10,762.50                                             10,762.50
01/01/2002               0.00      3.50%       10,762.50           9,397.20          738.00          20,897.70
02/01/2002               0.00      3.50%       10,762.50                                             10,762.50
03/01/2002               0.00      3.50%       10,762.50                                             10,762.50
04/01/2002               0.00      3.50%       10,762.50           9,501.62          738.00          21,002.12
05/01/2002               0.00      3.50%       10,762.50                                             10,762.50
06/01/2002               0.00      3.50%       10,762.50                           3,200.00          13,962.50
07/01/2002         335,000.00      3.50%       10,762.50           8,733.94          738.00         355,234.44
08/01/2002               0.00      3.50%        9,785.42                                              9,785.42
09/01/2002               0.00      3.50%        9,785.42                                              9,785.42
10/01/2002               0.00      3.50%        9,785.42           8,733.94          671.00          19,190.36
11/01/2002               0.00      3.50%        9,785.42                                              9,785.42
12/01/2002               0.00      3.50%        9,785.42                                              9,785.42
01/01/2003               0.00      3.50%        9,785.42           8,544.07          671.00          19,000.49
02/01/2003               0.00      3.50%        9,785.42                                              9,785.42
03/01/2003               0.00      3.50%        9,785.42                                              9,785.42
04/01/2003               0.00      3.50%        9,785.42           8,639.01          671.00          19,095.43
05/01/2003               0.00      3.50%        9,785.42                                              9,785.42
06/01/2003               0.00      3.50%        9,785.42                           3,200.00          12,985.42
07/01/2003         350,000.00      3.50%        9,785.42           7,822.80          671.00         368,279.22
08/01/2003               0.00      3.50%        8,764.58                                              8,764.58
09/01/2003               0.00      3.50%        8,764.58                                              8,764.58

                       Color Image / Kings Brothers LLC
                     Amortization Schedule for Bond Issue

                                                                Letter of         Remarketing &          Total
  Date           Principal                  Interest            Credit Fee         Trustee Fee        Debt Service
  ----           ---------                  --------            ----------        -------------       ------------
10/01/2003              0.00      3.50%       8,764.58               7,822.80              601.00           17,188.38
11/01/2003              0.00      3.50%       8,764.58                                                       8,764.58
12/01/2003              0.00      3.50%       8,764.58                                                       8,764.58
01/01/2004              0.00      3.50%       8,764.58               7,737.77              601.00           17,103.35
02/01/2004              0.00      3.50%       8,764.58                                                       8,764.58
03/01/2004              0.00      3.50%       8,764.58                                                       8,764.58
04/01/2004              0.00      3.50%       8,764.58               7,737.77              601.00           17,103.35
05/01/2004              0.00      3.50%       8,764.58                                                       8,764.58
06/01/2004              0.00      3.50%       8,764.58                                   3,200.00           11,964.58
07/01/2004        370,000.00      3.50%       8,764.58               6,859.59              601.00          386,225.17
08/01/2004              0.00      3.50%       7,685.42                                                       7,685.42
09/01/2004              0.00      3.50%       7,685.42                                                       7,685.42
10/01/2004              0.00      3.50%       7,685.42               6,859.59              527.00           15,072.01
11/01/2004              0.00      3.50%       7,685.42                                                       7,685.42
12/01/2004              0.00      3.50%       7,685.42                                                       7,685.42
01/01/2005              0.00      3.50%       7,685.42               6,710.47              527.00           14,922.89
02/01/2005              0.00      3.50%       7,685.42                                                       7,685.42
03/01/2005              0.00      3.50%       7,685.42                                                       7,685.42
04/01/2005              0.00      3.50%       7,685.42               6,785.03              527.00           14,997.45
05/01/2005              0.00      3.50%       7,685.42                                                       7,685.42
06/01/2005              0.00      3.50%       7,685.42                                   3,200.00           10,885.42
07/01/2005        390,000.00      3.50%       7,685.42               5,844.32              527.00          404,056.74
08/01/2005              0.00      3.50%       6,547.92                                                       6,547.92
09/01/2005              0.00      3.50%       6,547.92                                                       6,547.92
10/01/2005              0.00      3.50%       6,547.92               5,844.32              449.00           12,841.24
11/01/2005              0.00      3.50%       6,547.92                                                       6,547.92
12/01/2005              0.00      3.50%       6,547.92                                                       6,547.92
01/01/2006              0.00      3.50%       6,547.92               5,717.27              449.00           12,714.19
02/01/2006              0.00      3.50%       6,547.92                                                       6,547.92
03/01/2006              0.00      3.50%       6,547.92                                                       6,547.92
04/01/2006              0.00      3.50%       6,547.92               5,780.80              449.00           12,777.72
05/01/2006              0.00      3.50%       6,547.92                                                       6,547.92
06/01/2006              0.00      3.50%       6,547.92                                   3,200.00            9,747.92
07/01/2006        405,000.00      3.50%       6,547.92               4,790.00              449.00          416,786.92
08/01/2006              0.00      3.50%       5,366.67                                                       5,366.67
09/01/2006              0.00      3.50%       5,366.67                                                       5,366.67
10/01/2006              0.00      3.50%       5,366.67               4,790.00              368.00           10,524.67
11/01/2006              0.00      3.50%       5,366.67                                                       5,366.67
12/01/2006              0.00      3.50%       5,366.67                                                       5,366.67
01/01/2007              0.00      3.50%       5,366.67               4,685.87              368.00           10,420.54
02/01/2007              0.00      3.50%       5,366.67                                                       5,366.67
03/01/2007              0.00      3.50%       5,366.67                                                       5,366.67
04/01/2007              0.00      3.50%       5,366.67               4,737.94              368.00           10,472.61
05/01/2007              0.00      3.50%       5,366.67                                                       5,366.67
06/01/2007              0.00      3.50%       5,366.67                                   3,200.00            8,566.67
07/01/2007        595,000.00      3.50%       5,366.67               3,241.06              368.00          603,975.73
08/01/2007              0.00      3.50%       3,631.25                                                       3,631.25
09/01/2007              0.00      3.50%       3,631.25                                                       3,631.25
10/01/2007              0.00      3.50%       3,631.25               3,241.06              249.00            7,121.31
11/01/2007              0.00      3.50%       3,631.25                                                       3,631.25

                       Color Image / Kings Brothers LLC
                     Amortization Schedule for Bond Issue

                                                                Letter of         Remarketing &        Total
   Date        Principal                       Interest         Credit Fee        Trustee Fee       Debt Service
   ----        ---------                       --------         ----------        -----------       ------------
12/01/2007             0.00         3.50%         3,631.25                                                3,631.25
01/01/2008             0.00         3.50%         3,631.25           3,205.83             249.00          7,086.08
02/01/2008             0.00         3.50%         3,631.25                                                3,631.25
03/01/2008             0.00         3.50%         3,631.25                                                3,631.25
04/01/2008             0.00         3.50%         3,631.25           3,205.83             249.00          7,086.08
05/01/2008             0.00         3.50%         3,631.25                                                3,631.25
06/01/2008             0.00         3.50%         3,631.25                              3,200.00          6,831.25
07/01/2008        80,000.00         3.50%         3,631.25           3,032.80             249.00         86,913.05
08/01/2008             0.00         3.50%         3,397.92                                                3,397.92
09/01/2008             0.00         3.50%         3,397.92                                                3,397.92
10/01/2008             0.00         3.50%         3,397.92           3,032.80             233.00          6,663.72
11/01/2008             0.00         3.50%         3,397.92                                                3,397.92
12/01/2008             0.00         3.50%         3,397.92                                                3,397.92
01/01/2009             0.00         3.50%         3,397.92           2,966.87             233.00          6,597.79
02/01/2009             0.00         3.50%         3,397.92                                                3,397.92
03/01/2009             0.00         3.50%         3,397.92                                                3,397.92
04/01/2009             0.00         3.50%         3,397.92           2,999.84             233.00          6,630.76
05/01/2009             0.00         3.50%         3,397.92                                                3,397.92
06/01/2009             0.00         3.50%         3,397.92                              3,200.00          6,597.92
07/01/2009        85,000.00         3.50%         3,397.92           2,811.52             233.00         91,442.44
08/01/2009             0.00         3.50%         3,150.00                                                3,150.00
09/01/2009             0.00         3.50%         3,150.00                                                3,150.00
10/01/2009             0.00         3.50%         3,150.00           2,811.52             216.00          6,177.52
11/01/2009             0.00         3.50%         3,150.00                                                3,150.00
12/01/2009             0.00         3.50%         3,150.00                                                3,150.00
01/01/2010             0.00         3.50%         3,150.00           2,750.40             216.00          6,116.40
02/01/2010             0.00         3.50%         3,150.00                                                3,150.00
03/01/2010             0.00         3.50%         3,150.00                                                3,150.00
04/01/2010             0.00         3.50%         3,150.00           2,780.96             216.00          6,146.90
05/01/2010             0.00         3.50%         3,150.00                                                3,150.00
06/01/2010             0.00         3.50%         3,150.00                              3,200.00          6,350.00
07/01/2010        90,000.00         3.50%         3,150.00           2,577.23             216.00         95,943.23
08/01/2010             0.00         3.50%         2,887.50                                                2,887.50
09/01/2010             0.00         3.50%         2,887.50                                                2,887.50
10/01/2010             0.00         3.50%         2,887.50           2,577.23             198.00          5,662.73
11/01/2010             0.00         3.50%         2,887.50                                                2,887.50
12/01/2010             0.00         3.50%         2,887.50                                                2,887.50
01/01/2011             0.00         3.50%         2,887.50           2,521.20             198.00          5,606.70
02/01/2011             0.00         3.50%         2,887.50                                                2,887.50
03/01/2011             0.00         3.50%         2,887.50                                                2,887.50
04/01/2011             0.00         3.50%         2,887.50           2,549.22             198.00          5,634.72
05/01/2011             0.00         3.50%         2,887.50                                                2,887.50
06/01/2011             0.00         3.50%         2,887.50                              3,200.00          6,087.50
07/01/2011        90,000.00         3.50%         2,887.50           2,342.94             198.00         95,428.44
08/01/2011             0.00         3.50%         2,625.00                                                2,625.00
09/01/2011             0.00         3.50%         2,625.00                                                2,625.00
10/01/2011             0.00         3.50%         2,625.00           2,342.94             180.00          5,147.94
11/01/2011             0.00         3.50%         2,625.00                                                2,625.00
12/01/2011             0.00         3.50%         2,625.00                                                2,625.00
01/01/2012             0.00         3.50%         2,625.00           2,317.47             180.00          5,122.47

                       Color Image / Kings Brothers LLC
                     Amortization Schedule for Bond Issue

                                                                Letter of         Remarketing &          Total
  Date           Principal                  Interest            Credit Fee         Trustee Fee        Debt Service
  ----           ---------                  --------            ----------        -------------       ------------
02/01/2012              0.00      3.50%       2,625.00                                                      2,625.00
03/01/2012              0.00      3.50%       2,625.00                                                      2,625.00
04/01/2012              0.00      3.50%       2,625.00               2,317.47              180.00           5,122.47
05/01/2012              0.00      3.50%       2,625.00                                                      2,625.00
06/01/2012              0.00      3.50%       2,625.00                                   3,200.00           5,825.00
07/01/2012         95,000.00      3.50%       2,625.00               2,095.63              180.00          99,900.63
08/01/2012              0.00      3.50%       2,347.92                                                      2,347.92
09/01/2012              0.00      3.50%       2,347.92                                                      2,347.92
10/01/2012              0.00      3.50%       2,347.92               2,095.63              161.00           4,604.55
11/01/2012              0.00      3.50%       2,347.92                                                      2,347.92
12/01/2012              0.00      3.50%       2,347.92                                                      2,347.92
01/01/2013              0.00      3.50%       2,347.92               2,050.07              161.00           4,558.99
02/01/2013              0.00      3.50%       2,347.92                                                      2,347.92
03/01/2013              0.00      3.50%       2,347.92                                                      2,347.92
04/01/2013              0.00      3.50%       2,347.92               2,072.85              161.00           4,581.77
05/01/2013              0.00      3.50%       2,347.92                                                      2,347.92
06/01/2013              0.00      3.50%       2,347.92                                   3,200.00           5,547.92
07/01/2013        100,000.00      3.50%       2,347.92               1,835.30              161.00         104,344.22
08/01/2013              0.00      3.50%       2,056.25                                                      2,056.25
09/01/2013              0.00      3.50%       2,056.25                                                      2,056.25
10/01/2013              0.00      3.50%       2,056.25               1,835.30              141.00           4,032.55
11/01/2013              0.00      3.50%       2,056.25                                                      2,056.25
12/01/2013              0.00      3.50%       2,056.25                                                      2,056.25
01/01/2014              0.00      3.50%       2,056.25               1,795.40              141.00           3,992.65
02/01/2014              0.00      3.50%       2,056.25                                                      2,056.25
03/01/2014              0.00      3.50%       2,056.25                                                      2,056.25
04/01/2014              0.00      3.50%       2,056.25               1,815.35              141.00           4,012.60
05/01/2014              0.00      3.50%       2,056.25                                                      2,056.25
06/01/2014              0.00      3.50%       2,056.25                                   3,200.00           5,256.25
07/01/2014        105,000.00      3.50%       2,056.25               1,561.96              141.00         108,759.21
08/01/2014              0.00      3.50%       1,750.00                                                      1,750.00
09/01/2014              0.00      3.50%       1,750.00                                                      1,750.00
10/01/2014              0.00      3.50%       1,750.00               1,561.96              120.00           3,431.96
11/01/2014              0.00      3.50%       1,750.00                                                      1,750.00
12/01/2014              0.00      3.50%       1,750.00                                                      1,750.00
01/01/2015              0.00      3.50%       1,750.00               1,528.00              120.00           3,398.00
02/01/2015              0.00      3.50%       1,750.00                                                      1.750.00
03/01/2015              0.00      3.50%       1,750.00                                                      1,750.00
04/01/2015              0.00      3.50%       1,750.00               1,544.98              120.00           3,414.98
05/01/2015              0.00      3.50%       1,750.00                                                      1,750.00
06/01/2015              0.00      3.50%       1,750.00                                   3,200.00           4,950.00
07/01/2015        110,000.00      3.50%       1,750.00               1,275.60              120.00         113,145.60
08/01/2015              0.00      3.50%       1,429.17                                                      1,429.17
09/01/2015              0.00      3.50%       1,429.17                                                      1,429.17
10/01/2015              0.00      3.50%       1,429.17               1.275.60               98.00           2,802.77
11/01/2015              0.00      3.50%       1,429.17                                                      1,429.17
12/01/2015              0.00      3.50%       1,429.17                                                      1,429.17
01/01/2016              0.00      3.50%       1,429.17               1,261.74               98.00           2,788.91
02/01/2016              0.00      3.50%       1,429.17                                                      1,429.17
03/01/2016              0.00      3.50%       1,429.17                                                      1,429.17

                       Color Image / Kings Brothers LLC
                     Amortization Schedule for Bond Issue

                                                                Letter of         Remarketing &          Total
  Date           Principal                  Interest            Credit Fee         Trustee Fee        Debt Service
  ----           ---------                  --------            ----------        -------------       ------------
04/01/2016              0.00      3.50%       1,429.17               1,261.74               98.00           2,788.91
05/01/2016              0.00      3.50%       1,429.17                                                      1,429.17
06/01/2016              0.00      3.50%       1,429.17                                   3,200.00           4,629.17
07/01/2016        115,000.00      3.50%       1,429.17                 976.23               98.00         117,503.40
08/01/2016              0.00      3.50%       1,093.75                                                      1,093.75
09/01/2016              0.00      3.50%       1,093.75                                                      1.093.75
10/01/2016              0.00      3.50%       1,093.75                 976.23               75.00           2,144.98
11/01/2016              0.00      3.50%       1,093.75                                                      1,093.75
12/01/2016              0.00      3.50%       1,093.75                                                      1,093.75
01/01/2017              0.00      3.50%       1,093.75                    955               75.00           2,123.75
02/01/2017              0.00      3.50%       1,093.75                                                      1,093.75
03/01/2017              0.00      3.50%       1,093.75                                                      1,093.75
04/01/2017              0.00      3.50%       1,093.75                 965.62               75.00           2,134.37
05/01/2017              0.00      3.50%       1,093.75                                                      1,093.75
06/01/2017              0.00      3.50%       1,093.75                                   3,200.00           4,293.75
07/01/2017        120,000.00      3.50%       1,093.75                 663.84               75.00         121,832.59
08/01/2017              0.00      3.50%         743.75                                                        743.75
09/01/2017              0.00      3.50%         743.75                                                        743.75
10/01/2017              0.00      3.50%         743.75                 663.84               51.00           1,458.59
11/01/2017              0.00      3.50%         743.75                                                        743.75
12/01/2017              0.00      3.50%         743.75                                                        743.75
01/01/2018              0.00      3.50%         743.75                  649.4               51.00           1,444.15
02/01/2018              0.00      3.50%         743.75                                                        743.75
03/01/2018              0.00      3.50%         743.75                                                        743.75
04/01/2018              0.00      3.50%         743.75                 656.62               51.00           1,451.37
05/01/2018              0.00      3.50%         743.75                                                        743.75
06/01/2018              0.00      3.50%         743.75                                   3,200.00           3,943.75
07/01/2018        125,000.00      3.50%         743.75                 338.43               51.00         126,133.18
08/01/2018              0.00      3.50%         379.17                                                        379.17
09/01/2018              0.00      3.50%         379.17                                                        379.17
10/01/2018              0.00      3.50%         379.17                 338.43               26.00             743.60
11/01/2018              0.00      3.50%         379.17                                                        379.17
12/01/2018              0.00      3.50%         379.17                                                        379.17
01/01/2019              0.00      3.50%         379.17                 331.07               26.00             736.24
02/01/2019              0.00      3.50%         379.17                                                        379.17
03/01/2019              0.00      3.50%         379.17                                                        379.17
04/01/2019              0.00      3.50%         379.17                 334.75               26.00             739.92
05/01/2019              0.00      3.50%         379.17                                                        379.17
06/01/2019              0.00      3.50%         379.17                                                        379.17
07/01/2019        130,000.00      3.50%         379.17                                      26.00         130,405.17
08/01/2019
09/01/2019
Total          $4,100,000.00 -           $1,075,131.83            $305,145.35          $85,897.96      $5,707,565.99